EXHIBIT 99.1

For more information, please contact:
Bill Davis, Vice President, Perficient,
314-529-3555
bill.davis@perficient.com

Perficient Announces Proposed Private Offering of $300.0 Million of Convertible Senior Notes

SAINT LOUIS (Nov. 3, 2021) – Perficient, Inc. (Nasdaq: PRFT) (“Perficient”), the leading global digital consultancy transforming the world’s largest enterprises and biggest brands, announced today that, subject to market and other conditions, it intends to offer $300,000,000 aggregate principal amount of Convertible Senior Notes due 2026 (the “Notes”) in a private offering. The Notes will be sold only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Perficient also expects to grant to the initial purchasers of the Notes an option to purchase up to an additional $45,000,000 aggregate principal amount of Notes.

The Notes will be Perficient’s senior unsecured obligations, effectively subordinated in right of payment to any secured indebtedness of Perficient, to the extent of the value of the assets securing that indebtedness, and structurally subordinated to all future indebtedness of Perficient’s subsidiaries. The Notes will pay interest semi-annually in arrears. The Notes will mature on November 15, 2026, unless earlier repurchased or converted. Prior to May 15, 2026, the Notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day preceding the maturity date of the Notes. Upon any conversion, Perficient’s conversion obligation will be settled in cash, shares of Perficient’s common stock, or a combination of cash and shares of Perficient’s common stock, at Perficient’s election, subject to certain restrictions. The interest rate on, the initial conversion rate of, and other terms of the Notes will be determined by negotiations between Perficient and the initial purchasers of the Notes.

Perficient intends to use a portion of the net proceeds from the offering to pay the cash portion of the consideration in the concurrent exchange transactions described below. Perficient also intends to use a portion of the net proceeds from the offering of the Notes to pay the cost of certain convertible note hedge transactions, after such cost is partially offset by the proceeds to Perficient of certain warrant transactions, each as described below. Perficient expects to use the remainder of the net proceeds from the offering of the Notes for working capital and other general corporate purposes.

In connection with the pricing of the Notes, Perficient expects to enter into privately negotiated convertible note hedge transactions with one or more of initial purchasers of the Notes or their respective affiliates and/or other financial institutions (the “Option Counterparties”). The convertible note hedge transactions are expected to cover the number of shares of Perficient’s common stock that will initially underlie the Notes, subject to anti-dilution adjustments substantially similar to those applicable to the Notes. Perficient also expects to enter into separate, privately negotiated warrant transactions at a higher strike price with the Option Counterparties relating to the same number of shares of Perficient’s common stock, subject to customary anti-dilution adjustments. In addition, if the initial purchasers exercise their option to purchase additional Notes, Perficient expects to sell additional warrants to the Option Counterparties and use a portion of the net proceeds from the sale of the additional Notes and from the sale of the additional warrants to enter into additional convertible note hedge transactions with the Option Counterparties. The convertible note hedge transactions are expected generally to reduce the potential dilution of Perficient’s common stock and/or reduce the amount of any potential cash payments Perficient is required to make in excess of the principal amount of any converted Notes upon conversion of the Notes in the event that the market price of Perficient’s common stock is greater than the strike price of the convertible note hedge transactions. However, the warrant transactions could separately have a dilutive effect with respect to Perficient’s common stock to the extent that the market price per share of Perficient’s common stock exceeds the applicable strike price of the warrants on any expiration date of the warrants.

In connection with establishing the initial hedges of the convertible note hedge transactions and warrant transactions, concurrently with, or shortly after, the pricing of the Notes, the Option Counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Perficient’s common stock and/or purchase shares of Perficient’s common stock, and shortly after the pricing of the Notes, may purchase Perficient’s common stock in secondary market transactions. These activities could have the effect of increasing, or reducing the size of any decrease in, the market price of Perficient’s common stock or the Notes at that time. In addition, the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various over-the-counter derivative transactions with respect to Perficient’s common stock and/or by purchasing or selling Perficient’s common stock or other securities of Perficient, including the Notes, in open market transactions and/or privately negotiated transactions following the pricing of the Notes and from time to time prior to the maturity of the Notes (and are likely to do so during any “observation period” (as that term is defined in the indenture governing the Notes) related to a conversion of Notes). Any of these hedging activities could cause or avoid an increase or a decrease in the market price of Perficient’s common stock or the Notes, which could affect the ability of holders of the Notes to convert the Notes and, to the extent the activity occurs following a conversion or during any observation period related to a conversion of the Notes, it could affect the amount and value of the consideration that holders of the Notes will receive upon conversion of the Notes.

The Option Counterparties may choose to engage in, or to discontinue engaging in, any of these transactions with or without notice at any time, and their decisions will be in their sole discretion. The effect, if any, of such activities of the Option Counterparties, including direction or magnitude, on the market price of Perficient’s common stock or the price of the Notes will depend on a variety of factors, including market conditions, and cannot be ascertained at this time.

Concurrently with the offering, in separate, privately negotiated transactions (the “Exchange Transactions”), Perficient expects to enter into exchange agreements with a limited number of holders of its 1.250% Convertible Senior Notes Due 2025 (the “2025 Notes”) to exchange a portion of the outstanding 2025 Notes for a combination of cash and shares of Perficient’s common stock. Any repurchase of the 2025 Notes pursuant to any Exchange Transaction is likely to affect the market price of Perficient’s common stock and the initial conversion price of the Notes.

Perficient expects that holders of the 2025 Notes that sell the 2025 Notes to Perficient in any Exchange Transaction may enter into or unwind various derivatives with respect to Perficient’s common stock and/or purchase or sell shares of Perficient’s common stock in the market to hedge their exposure in connection with these transactions. In particular, Perficient expects that many holders of the 2025 Notes employ a convertible arbitrage strategy with respect to the 2025 Notes and have a short position with respect to Perficient’s common stock that they would close, through purchases of Perficient’s common stock and/or the entry into or unwind of economically equivalent derivatives transactions with respect to Perficient’s common stock, in connection with the exchange of their 2025 Notes. This activity could increase (or reduce the size of any decrease in) the market price of Perficient’s common stock or the Notes at that time and could result in a higher effective conversion prices for the Notes.

In connection with the 2025 Notes, Perficient entered into convertible note hedge transactions (the “Existing Convertible Note Hedge Transactions”) and warrant transactions (the “Existing Warrant Transactions,” and, together with the Existing Convertible Note Hedge Transactions, the “Existing Call Spread Transactions”) with certain financial institutions (the “Existing Option Counterparties”).

If Perficient repurchases any of its 2025 Notes pursuant to any Exchange Transactions, then Perficient may enter into agreements with the Existing Option Counterparties to terminate a portion of the Existing Call Spread Transactions, in each case, in a notional amount corresponding to the amount of such 2025 Notes repurchased, if any. In connection with the termination of any of the Existing Call Spread Transactions, Perficient expects the Existing Option Counterparties and/or their respective affiliates to unwind their related hedge positions, which may involve the sale of shares of Perficient’s common stock in the open market or other transactions with respect to Perficient’s common stock. Depending on when it occurs, the hedge unwind activity of the Existing Option Counterparties may to some extent offset the effects of the hedge unwind activity of the holders of the 2025 Notes.

The offer and sale of the Notes, and the shares of Perficient’s common stock issuable upon conversion thereof, if any, or issuable pursuant to the Exchange Transactions have not been and will not be registered under the Securities Act or applicable state securities laws, and the Notes and such shares may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Perficient
Perficient is the leading global digital consultancy. We imagine, create, engineer, and run digital transformation solutions that help our clients exceed customers’ expectations, outpace competition, and grow their business. With unparalleled strategy, creative, and technology capabilities, we bring big thinking and innovative ideas, along with a practical approach to help the world’s largest enterprises and biggest brands succeed. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index.

Forward Looking Statements
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2021. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2020.